                                                                    EXHIBIT (Q)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1997-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBK4
                      Class B Certificate CUSIP #25466KBL2


Trust Distribution Date: June 15, 1998         Due Period Ending:  May 31, 1998

Pursuant to the Series Supplement dated as of October 31, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

Series  1997-4                                                 Total              Interest              Principal
Class A          31 days at 5.726250000%                    $4.930937500          $4.930937500          $0.000000000

Class B          31 days at 5.906250000%                    $5.085937500          $5.085937500          $0.000000000

2.      Principal Receivables at the end of the Due Period

      (a) Aggregate Investor Interest                       $17,270,975,009.33
          Seller Interest                                   $ 2,843,199,440.26

          Total Master Trust                                $20,114,174,449.59


      (b) Group One Investor Interest                       $14,720,975,009.33

      (c) Group Two Investor Interest                       $ 2,550,000,000.00

      (d) Series 1997-4 Investor Interest                   $   789,474,000.00

      (e) Class A Investor Interest                         $   750,000,000.00

          Class B Investor Interest                         $    39,474,000.00

3.      Allocation of Receivables Collected During the Due Period


                                                    Finance Charge             Principal             Yield
                                                      Collections              Collections         Collections
      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation              $294,123,203.14       $2,129,318,580.97           $0.00

          Seller                                     $ 46,060,931.87       $   333,460,254.30          $0.00

      (b) Group One Allocation                       $251,021,873.23       $1,817,284,502.55           $0.00

      (c) Group Two Allocation                       $ 43,101,329.91       $   312,034,078.42          $0.00

      (d) Series 1997-4 Allocations                  $ 13,369,236.51       $    96,787,208.23          $0.00

      (e) Class A Allocations                        $ 12,688,868.24       $    91,861,650.56          $0.00

          Class B Allocations                        $    680,368.27       $     4,925,557.67          $0.00

4.      Information Concerning the Series Principal Funding Accounts ("SPFA")


                             Deposits into the
                                SPFAs This          SPFA     Deposit Deficit     Investment
                                Due Period        Balance        Amount            Income
        Series 1997-4             $0.00            $0.00          0.00             $0.00


5.      Information Concerning Amount of Controlled Liquidation Payments


                                                                         Total Payments
                                  Amount Paid         Deficit Amount      Through This
                               This Due Period      This Due Period        Due Period
        Series 1997-4                  $0.00               $0.00               $0.00

6.      Information Concerning the Series Interest Funding Accounts ("SIFA")

                                    Deposits Into the
                                        SIFAs This
                                        Due Period             SIFA Balance
        Series 1997-4                     $3,898,965.43               $0.00

7.      Pool Factors


                                                                     This Due Period
        Class A                                                        1.00000000

        Class B                                                        1.00000000

8.      Investor Charged-Off Amount


                                                                     Cumulative
                                                               Investor Charged-Off
                                          This Due Period               Amount
        (a) Group One                      $107,249,256.78               $0.00

        (b) Group Two                      $ 18,415,070.92               $0.00

        (c) Series 1997-4                  $  5,712,014.90               $0.00

        (d) Class A                        $  5,421,327.12               $0.00

            Class B                        $    290,687.78               $0.00


9.      Investor Losses This Due Period

                                                          Per $1,000 of
                                                        Original Invested
                                          Total             Principal
        (a) Group One                      $0.00               $0.00

        (b) Group Two                      $0.00               $0.00

        (c) Series 1997-4                  $0.00               $0.00

        (d) Class A                        $0.00               $0.00

            Class B                        $0.00               $0.00

10.     Reimbursement of Investor Losses This Due Period

                                                                 Per $1,000 of
                                                               Original Invested
                                                Total              Principal
        (a) Group One                            $0.00                $0.00

        (b) Group Two                            $0.00                $0.00

        (c) Series 1997-4                        $0.00                $0.00

        (d) Class A                              $0.00                $0.00

            Class B                              $0.00                $0.00


11.     Aggregate Amount of Unreimbursed Investor Losses


                                                                 Per $1,000 of
                                                                Original Invested
                                                Total              Principal
        (a) Group One                            $0.00                $0.00

        (b) Group Two                            $0.00                $0.00

        (c) Series 1997-4                        $0.00                $0.00

        (d) Class A                              $0.00                $0.00

            Class B                              $0.00                $0.00

12.     Investor Monthly Servicing Fee Payable at the end of the Due Period

        (a) Group One                                        $24,750,236.10

        (b) Group Two                                        $ 4,250,000.00

        (c) Series 1997-4                                    $ 1,315,790.00

        (d) Class A                                          $ 1,250,000.00

            Class B                                          $    65,790.00

13.     Class Available Subordinated Amount at the end of the Due Period

                                                                        As a Percentage
                                                                           of Class A
                                                  Total                   Invested Amount
        Series 1997-4 Class B                  $98,684,250.00                 13.1579%

14.     Total Available Credit Enhancement Amounts

                                                              Shared Amount            Class B Amount
        Maximum Amount                                            $0.00               $59,210,550.00

        Available Amount                                          $0.00               $59,210,550.00

        Amount of Drawings on Credit Enhancement
         for this Due Period                                      $0.00               $         0.00

15.     Delinquency Summary

        End of Due Period Master Trust Receivables Outstanding    $20,416,422,482.04


                                   Delinquent Amount        Percentage of Ending
        Payment Status               Ending Balance        Receivables Outstanding
        30-59 days                   $554,513,215.19               2.72%

        60-179 days                  $932,105,840.72               4.57%


                                          U.S. BANK NATIONAL ASSOCIATION
                                          as Trustee


                                          BY: __________________________
                                                   Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1997-4 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 31, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-4 Master Trust Certificates for the Distribution Date occurring on June 15, 1998:


1.      Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.      The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.      The aggregate amount of Collections processed during the related Due
        Period is equal to                                     $2,802,962,970.21

4.      The aggregate amount of Class A Principal Collections processed during
        the related Due Period is equal to                        $91,861,650.56

5.      The aggregate amount of Class A Finance Charge Collections processed
        during the related Due Period is equal to                 $12,688,868.24

6a. The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal to $0.00

6b.     The aggregate amount of Class A Additional Funds for this
        Distribution date is equal to                                      $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a)     with respect to the Class A Required Amount Shortfall      $0.00
                is equal to

        (b)     with respect to the Class A Cumulative Investor            $0.00
                Charged-Off Amount is equal to

        (c)     with respect to the Class A Investor Interest is equal to  $0.00

8.      The sum of all amounts payable to the Class A Certificateholders on the
        current Distribution Date is equal to                      $3,698,203.13

9.      The aggregate amount of Class B Principal Collections processed during
        the related Due Period is equal to                         $4,925,557.67

10.     The aggregate amount of Class B Finance Charge Collections processed
        during the related Due Period is equal to                    $680,368.27

11a. The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal to $0.00

11b.    The aggregate amount of Class B Additional Funds for this Distribution
        date is equal to                                                   $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a)     with respect to the Class B Required Amount Shortfall      $0.00
                is equal to

        (b)     with respect to the Class B Cumulative Investor            $0.00
                Charged-Off Amount is equal to

        (c)     with respect to the Class B Investor Interest is equal to  $0.00

13.     The sum of all amounts payable to the Class B Certificateholders on the
        current Distribution Date is equal to                        $200,762.30

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 1998.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:______________________________
                               Vice President, Director of Accounting,
                               and Treasurer